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                                                                   EXHIBIT 10.36

                                THIRD AMENDMENT
                          TO CONSOLIDATED AND RESTATED
                          LOAN AND SECURITY AGREEMENT


    This FOURTH AMENDMENT TO CONSOLIDATED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is made as of June 25, 1997, by and between FREMONT FINANCIAL CORPORATION ("Fremont") and TRISTAR CORPORATION ("Borrower"), in light of the following:

    WHEREAS, Borrower and Fremont entered into a Consolidated and Restated Loan and Security Agreement dated effective January 1, 1996, as amended by (i) that certain First Amendment to Consolidated and Restated Loan and Security agreement dated as of March 11, 1996 and (ii) that certain Second Amendment to Consolidated and Restated Loan and Security Agreement effective as of October 1, 1996, and (iii) that certain Third Amendment to Consolidated and Restated Loan and Security Agreement, dated as of February 27, 1997 (as amended from time to time, the "Loan Agreement"; Capitalized terms used herein shall have the meanings set forth in the Loan Agreement unless specifically defined herein); and

    WHEREAS, Borrower and Fremont wish to amend the Loan Agreement and extend the termination date thereunder as set forth herein.

    NOW THEREFORE, in consideration of the mutual promises and agreements of the parties hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged the parties hereto agree as follows:

    1. AMENDMENT TO SECTION 2.1 OF THE LOAN AGREEMENT. Section 2.1 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing such Section with the following language:

         "2.1    REVOLVING ADVANCES; ADVANCE LIMIT.  Upon the request of
    Borrower, made at any time or from time to time during the term hereof, and so long as no Event of Default has occurred and is continuing, Fremont shall, in its sole and absolute discretion, make advances to Borrower in an amount up to (a) Seventy-Five percent (75%) of the aggregate outstanding amount of Eligible Accounts other than Foreign Accounts, PLUS (b) the lesser of (1) Sixty percent (60%) of the aggregate outstanding amount of Eligible Accounts consisting of Foreign Accounts or (2) ONE MILLION DOLLARS ($1,000,000), PLUS (c) the lesser of (1) One hundred percent (100%) of the aggregate outstanding amount of Eligible Affiliate Accounts or (2) ONE MILLION DOLLARS ($1,000,000), PLUS (d) the lesser of (1) Forty percent (40%) of the aggregate of the Eligible Inventory consisting of raw materials Inventory or (2) TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000), PLUS (e) the lesser of (1) Fifty percent (50%) of the aggregate value of the Eligible Inventory consisting of finished goods Inventory or (2) FIVE MILLION DOLLARS ($5,000,000); PROVIDED, HOWEVER,
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    that in no event shall the aggregate amount of the outstanding advances made pursuant to subsections (d) and (e) under this Section 2.1 be greater than (I) SIX MILLION DOLLARS ($6,000,000) at any time during the period commencing July 7, 1997 through and including August 6, 1997, or (II) FIVE MILLION FIVE HUNDRED THOUSAND DOLLARS ($5,500,000) at any time during the period commencing august 7, 1997 through the remainder of the term of this Agreement; PROVIDED FURTHER, HOWEVER, that in no event shall the aggregate amount of the outstanding advances made pursuant to this Section 2.1 be greater than at any time, the sum of FIFTEEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($15,500,000) (the Advance Limit). Notwithstanding the foregoing formula and the definitions of Eligible Accounts, Eligible Affiliate Accounts and Eligible Inventory, Fremont may reduce its advance rates on Eligible Accounts, Eligible Affiliate Accounts or Eligible Inventory or establish reserves with respect to borrowing availability if it determines, in its sole discretion, that there has occurred, or is likely to occur, an impairment of the prospect of repayment of all or any portion of the Obligations or an impairment of the value or priority of Fremont's security interests in the Collateral."

    2. AMENDMENT TO SECTION 3.1 OF THE LOAN AGREEMENT. Section 3.1 of the Loan Agreement is hereby amended by deleting the language "July 7, 1997" in the first sentence thereof and replacing such language with "September 7, 1997."

    3. AMENDMENT FEE. Borrower shall pay to Fremont an amendment fee in the aggregate amount of Twenty Thousand Dollars ($20,000). Such amendment fee shall be payable in two (2) installment of Ten Thousand Dollars ($10,000), the first such installment shall be due and payable on July 7, 1997, and the remaining installment shall be due and payable on August 7, 1997; PROVIDED, HOWEVER, if Borrower indefeasibly pays in full all of the Obligations of Borrower to Fremont before August 7, 1997, Borrower shall not be required to pay the second installment of the amendment fee.

    4. REAFFIRMATION OF OBLIGATIONS. Borrower reaffirms, ratifies and confirms its Obligations under the Loan Agreement, acknowledges that all the terms and conditions in the Loan Agreement (except as amended herein) remain in full force and effect and further acknowledges that the security interest granted to Fremont in the Collateral is valid and perfected.

    5. NO EVENT OF DEFAULT. Borrower is not aware of any events which now constitute, or with the passage of time or the giving of notice would constitute, an Event of Default under the Loan Agreement.

    6. ENTIRE AGREEMENT. This Amendment constitutes the entire agreement of the parties in connection with the subject matter of this Amendment and cannot be changed or terminated orally. All prior agreements, understandings, representations warranties and negotiations regarding the subject matter hereof, if any, are merged into this Amendment.
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    7.   COUNTERPARTS.  This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, and all of such counterparts together shall constitute but one and the same agreement.

    8. GOVERNING LAW. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia.

    IN WITNESS WHEREOF, Borrower and Fremont have executed this Amendment as of the date first written above.

                          FREMONT FINANCIAL CORPORATION,
                          a California corporation



                          By: /s/ Carlos E. Chang
                              --------------------------------------------------
                              Carlos E. Chang
                              Vice President

                          TRISTAR CORPORATION,
                          a Delaware corporation



                          By: /s/Loren M. Eltiste
                              --------------------------------------------------
                              Loren M. Eltiste
                              Vice President and Chief Financial Officer